Exhibit 99.1

Suite 1750, 700 West Pender St. Vancouver, British Columbia CANADA V6C 1G8 TSX: KOR NASDAQ: KOR	Tel: (604) 638-3246 Toll Free: 1-844-638-3246 info@corvusgold.com

NR21-03	January 29, 2021

Corvus Gold Establishes ATM Facility To Be Used Over
12 Months at the Company’s Discretion Through the
Nasdaq

Vancouver, B.C., Corvus Gold Inc. (“Corvus” or the “Company”) - (TSX: KOR, NASDAQ: KOR) announces it has entered into an At The Market (ATM) Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) as sales manager. Pursuant to the ATM Agreement, the Company may offer and sell its common shares at its discretion only through the Nasdaq Capital Market (“NASDAQ”), having an aggregate gross sales value of up to US$12.6M in an at-the-market offering over a period up to 12 months from this announcement. The ATM Agreement will remain in full force and effect until the ATM Agreement is terminated in accordance with the terms therein.

The common shares will be issued from treasury to the public at the prevailing market price at the time of sale when sold through distributions directly on the NASDAQ or other established United States trading market. As a result, prices of common shares sold under the ATM Agreement, if any, may vary between purchasers and distributions. Under the ATM Agreement, no offers or sales of common shares will be made in Canada, including through the Toronto Stock Exchange or other trading markets in Canada.

The offering of common shares under the ATM Agreement will be made by way of a prospectus supplement anticipated to be filed on February 1, 2021 (the “Prospectus Supplement”) to the base prospectus contained in the Company’s existing U.S. shelf registration statement on Form S-3 (File No. 333-229516) (the “Registration Statement”), which became effective on February 19, 2019.  The common shares may be offered only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. The Prospectus Supplement will be and the base prospectus has been filed with the United States Securities and Exchange Commission (the “SEC”) and, together with the related Registration Statement, are or will be available on the SEC's website at www.sec.gov.  Alternatively, electronic copies of the Prospectus Supplement and accompanying base prospectus may be obtained, when available, upon request by contacting H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022 at placements@hcwco.com or by telephone at (646) 975-6996.

The Company will pay Wainwright a commission equal to 3% of the gross sales price from sales, if any, of the common shares sold under the ATM Agreement.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Corvus Gold Inc.	- 2 -	January 29, 2021
NR21-03 Continued

About the North Bullfrog & Mother Lode Projects, Nevada

Corvus controls 100% of its North Bullfrog Project, which covers approximately 90.5 km2 in southern Nevada.  The property package is made up of a number of private mineral leases of patented federal mining claims and 1,134 federal unpatented mining claims.  The project has excellent infrastructure, being adjacent to a major highway and power corridor as well as a large water right. The Company also controls 445 federal unpatented mining claims on the Mother Lode project which totals approximately 36.5 km2 which it owns 100%.  The total Corvus 100% land ownership now covers over 127 km2, hosting two major new Nevada gold discoveries.

About Corvus Gold Inc.

Corvus Gold Inc. is a North American gold exploration and development company, focused on its near-term gold-silver mining project at the North Bullfrog and Mother Lode Districts in Nevada. In addition, the Company controls a number of royalties on other North American exploration properties representing a spectrum of gold, silver and copper projects. Corvus is committed to building shareholder value through new discoveries and the expansion of its projects to maximize share price leverage in an advancing gold and silver market.

On behalf of

Corvus Gold Inc.

(signed) Jeffrey A. Pontius

Jeffrey A. Pontius,

President & Chief Executive Officer

Contact Information:	Ryan Ko

Investor Relations

Email: info@corvusgold.com

Phone: 1-844-638-3246 (toll free) or (604) 638-3246

Cautionary Note Regarding Forward-Looking Statements

This news release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and US securities legislation. All statements, other than statements of historical fact, included herein including, without limitation, statements regarding the future use of the ATM facility, possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action; potential expansion of the deposit; the rapid and effective capture of the potential of our Mother Lode project; the potential for new deposits and expected increases in the system’s potential; anticipated content, commencement and cost of exploration programs; anticipated exploration program results and expansion of existing programs; the discovery and delineation of mineral deposits/resources/reserves; the potential to discover additional high grade veins or additional deposits; the growth potential of the Mother Lode projects; and the potential for any mining or production at the Mother Lode projects, are forward-looking statements. Information concerning mineral resource estimates may be deemed to be forward-looking statements in that it reflects a prediction of the mineralization that would be encountered if a mineral deposit were developed and mined. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: believe, expect, anticipate, intend, estimate, postulate and similar expressions, or are those, which, by their nature, refer to future events. The Company cautions investors that any forward-looking statements by the Company are not guarantees of future results or performance, and that actual results may differ materially from those in forward looking statements as a result of various factors, including, but not limited to, variations in the nature, quality and quantity of any mineral deposits that may be located, variations in the market price of any mineral products the Company may produce or plan to produce, the Company's inability to obtain any necessary permits, consents or authorizations required for its activities, the Company's inability to produce minerals from its properties successfully or profitably, to continue its projected growth, to raise the necessary capital or to be fully able to implement its business strategies, and other risks and uncertainties disclosed in the Company’s 2020 Annual Information Form and latest interim Management Discussion and Analysis filed with certain securities commissions in Canada and the Company’s most recent filings with the United States Securities and Exchange Commission (the “SEC”). The Company does not undertake to update any forward-looking statements, except in accordance with applicable securities laws. All of the Company’s Canadian public disclosure filings in Canada may be accessed via www.sedar.com and filings with the SEC may be accessed via www.sec.gov and readers are urged to review these materials, including the technical reports filed with respect to the Company’s mineral properties.